Exhibit 99

Contacts:

Pelican Financial, Inc. - Howard Nathan – P:800 765-5562

Marcotte Financial Relations - Mike Marcotte – P:248 656-3873

Pelican Financial, Inc. Posts Record Net Income,
Loss from Continuing Operations for 2003
Mortgage Company Spin-off Completed	For Immediate Release

ANN, ARBOR, Mich., NAPLES, Fla., Feb. 26, 2004 — Pelican Financial, Inc. (AMEX: PFI), the holding company for Pelican National Bank, posted record net income, but a loss from continuing operations for 2003, Charles C. Huffman, Chairman and CEO, reported today.

Pelican National Bank, headquartered in Naples, Fla., is a full-service community bank serving the consumer and commercial sectors from branch offices in Fort Myers, San Carlos, and Bonita Springs, Florida.

Pelican Financial, Inc. completed its previously announced spin-off of Washtenaw Mortgage Company into a separate, publicly held corporation, The Washtenaw Group, Inc., trading under the symbol TWH. The spin-off was effective at the close of business December 31, 2003. PFI shareholders received one share of TWH for each share of PFI held.

Fourth-quarter results

Fourth-quarter results from continuing operations were marred by margin compression from the low interest-rate environment and higher expenses from marketing and branch-expansion activities.  The net loss for the quarter was $663,138, or $0.15 per diluted share, compared with the year earlier net income of $411,339, or $0.09 per diluted share.  A major factor was higher noninterest expense, which rose 63% to $2,107,310, chiefly reflecting higher personnel count and related costs, marketing, and branch expansion activities.

Full-year results

The Company recorded a loss from continuing operations of $918,165, or $0.21 per share, for 2003, compared with income from continuing operations of $1,522,232 or $0.34 per share, for 2002. The 2003 results reflect lower gain on sales of loans and mortgage servicing rights and higher noninterest expense.

Aided by accounting adjustments, the bank-holding company recorded net income for 2003 inclusive of discontinued operations. Net income rose 127% to $8,520,071, or $1.91 per diluted share, from net income of $3,742,104, or $0.84 per diluted share, for 2002.  The results were aided appreciably from the operations of Washtenaw Mortgage Company, which contributed income of $9,438,236, equivalent to $2.12 per diluted share, from the discontinued mortgage subsidiary.

more

Pelican Financial, Inc.

Q4/12-month 2003 results

With a new president at the helm, the Bank focused on strengthening its balance sheet, increasing core deposits and preparing for growth. The Bank launched a very successful money-market promotion to increase core deposits. This resulted in increases in core deposits of $60 million, or 97%.  The Bank also reduced delinquent and nonperforming loans by 63% to one-half of one percent of loans.  The loan-loss provision was, likewise, increased and it stood at a healthy 1.20% of total loans outstanding at the close of the year.

Mr. Huffman said, “Pelican National Bank performed well despite the difficult interest-rate environment and rising costs as we grew our staff and prepared to open two new branches in 2004 in south Fort Meyers and Cape Coral.  These are scheduled to open around midyear.  We are optimistic about 2004 as we expand our franchise and build our customer base. The Bank opened one new branch in Bonita Springs, Fla. in 2003.”

Mr. Huffman said that the board of directors has suspended dividend payments so that future earnings can be invested in Company growth.

Safe Harbor. This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Among these risks are regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

(financial statements follow)

PELICAN FINANCIAL, INC.

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
ASSETS
Cash and cash equivalents
Cash and due from banks	$6,354,416	$10,410,554
Interest-bearing deposits	45,639,288	33,005,000
Federal funds sold	3,426,013	13,946,381
Total cash and cash equivalents	55,419,717	57,361,935
Accounts receivable, net	179,488	348,136
Securities available for sale	49,729,994	2,560,305
Federal Reserve & Federal Home Loan Bank Stock	949,000	1,330,000
Loans held for sale	141,200	18,689,918
Loans receivable, net of allowance of $1,330,112 and $1,062,109	109,798,257	104,082,175
Mortgage servicing rights, net	29,368	69,888
Other real estate owned	332,857	75,782
Premises and equipment, net	2,658,018	1,195,139
Other assets	2,277,736	1,880,406
Assets of discontinued operations	—	198,657,086

	$221,515,635	$386,250,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$74,004,969	$87,404,821
Interest-bearing	117,907,625	66,428,958
Total deposits	191,912,594	153,833,779
Due to bank	—	—
Notes payable	291,665	791,667
Repurchase agreements	—	—
Federal Home Loan Bank borrowings	12,000,000	18,000,000
Other liabilities	421,088	847,610
Liabilities of discontinued operations		180,947,056
Total liabilities	204,625,347	354,420,112

Commitments and contingencies

Shareholders’ equity
Preferred stock, 200,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value 10,000,000 shares authorized; 4,448,351 and 4,440,241 outstanding at December 31, 2003 and 2002	44,884	44,402
Additional paid in capital	15,568,593	15,345,573
Retained earnings	1,183,546	16,426,842
Accumulated other comprehensive income, net of tax	93,265	13,841
Total shareholders’ equity	16,890,288	31,830,658

	$221,515,635	$386,250,770

PELICAN FINANCIAL, INC.

Consolidated Statements of Income

Years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Interest income
Loans, including fees	$9,148,444	$10,028,618	$9,357,437
Investment securities, taxable	430,257	473,410	411,616
Federal funds sold and overnight accounts	563,084	322,980	219,848
Total interest income	10,141,785	10,825,008	9,988,901

Interest expense
Deposits	2,474,514	3,240,473	3,900,481
Other borrowings	997,915	1,064,314	1,008,241
Total interest expense	3,472,429	4,304,787	4,908,722

Net interest income	6,669,356	6,520,221	5,080,179

Provision for loan losses	1,058,000	300,000	562,000

Net interest income after provision for loan losses	5,611,356	6,220,221	4,518,179

Noninterest income
Gain (loss) on sale of securities, net	(29,015)	162,776	—
Service charges on deposit accounts	179,146	155,609	118,240
Servicing income	17,521	11,101	32,880
Gain on sales of mortgage servicing rights and loans, net	94,054	369,781	163,581
Other income	(30,256)	72,645	2,916
Total noninterest income	231,450	771,912	317,617

Noninterest expense
Compensation and employee benefits	3,617,106	2,233,588	1,830,396
Occupancy and equipment	1,008,652	760,547	660,847
Telephone	96,921	57,799	63,090
Postage	30,634	42,923	46,499
Amortization of mortgage servicing rights	40,521	12,952	8,000
Other noninterest expense	2,439,833	1,575,444	1,622,732
Total noninterest expense	7,233,667	4,683,253	4,231,564
Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	(1,390,861)	2,308,880	604,232
Provision for income taxes	(472,696)	786,648	208,458
Income (loss) from continuing operations before cumulative effect of change in accounting principle	(918,165)	1,522,232	395,774
Discontinued operations:
Income from operations of discontinued mortgage subsidiary	14,278,682	2,762,924	10,673,598
Income (loss) on disposition	—	—	—
Income tax (benefit)	4,840,446	956,501	3,646,167
Income (loss) on discontinued operations	9,438,236	1,806,423	7,027,431
Income (loss) before cumulative effect of change in accounting principle	8,520,071	3,328,655	7,423,205
Cumulative effect of change in accounting principle	—	413,449	(420,495)
Net income	$8,520,071	$3,742,104	$7,002,710
Basic earnings per share from continuing operations before cumulative effect of change in accounting principle	$(0.21)	$0.34	$0.09
Diluted earnings per share from continuing operations before cumulative effect of change in accounting principle	$(0.21)	$0.34	$0.09
Per share effect of discontinued operations	$2.12	$0.41	$1.60
Basics earnings per share cumulative effect of change in accounting principle	$—	$0.10	$(0.10)
Diluted earnings per share cumulative effect of change in accounting principle	$—	$0.09	$(0.10)
Basics earnings per share	$1.91	$0.85	$1.59
Diluted earnings per share	$1.91	$0.84	$1.59